Exhibit 10.5

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into on December 19, 2016 and shall be effective as of August 1, 2016 (the “Effective Date”) by and between (i) Yacov Geva, Passport No.                    , residing at                                        , London WIU 6QQ, United Kingdom (the “Lender”), and (ii) LG Medical Innovation Ltd., (a company incorporated under the laws the Cayman Islands residing at c/o Intertrust Corporate Services (Cayman) limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands (the “Borrower”, and together with the Lender, the “Parties”).

WHEREAS,	the Borrower has requested that the Lender make available to the Borrower a loan in the aggregate amount of up to US$600,000 (“Loan” and the “Loan Amount”, respectively) in order to finance its business activities; and

WHEREAS,	subject to the terms and conditions set forth herein, the Lender has agreed to extend the loan to the Lender.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	Loan.

1.1.	Funding. Each request by the Borrower for withdrawal of a portion of the Loan Amount shall be made by giving to the Lender a notice (the “Drawdown Request”). Each portion of the Loan Amount so requested to be withdrawn by the Borrower and which the Borrower is entitled to receive, shall be advanced by the Lender within three (3) business days of the Lender receiving Borrower said request, by wire transfer thereof to any of Borrower’s bank accounts specified in the Drawdown Request.

1.2.	Interest. The Loan shall bear interest at a rate of Libor + 3% per annum as of the date such portion of the Loan was actually transferred to the Borrower.

1.3.	Repayment Date. Subject to Section 2.1 below, the Borrower shall repay the Lender the outstanding Loan Amount plus all accrued interest (“Total Loan Amount Repayable”) in two equal installments on June 1, 2017, and September 1, 2017.

1.4.	Prepayment, Methods of Payment. The Borrower shall have the right to prepay the Total Loan Amount Repayable, or any part thereof upon prior notice of 14 days without penalty or cost, such repayment to be made in United states Dollars.

1.5.	Payment. Each payment due from Borrower to Lender under this Agreement shall be made by wire transfer to Lender’s designated bank account as the Lender may notify the Borrower in writing from time to time, or through any other payment method mutually agreed by the Parties.

2.	Events of Default.

2.1.	The occurrence of any of the following events shall be deemed an event of default and shall automatically, whether or not a notice was given by the Lender, make the Loan (and all expenses thereon) immediately due and payable:

2.1.1.	Failure to Pay. The Borrower shall fail to pay the applicable Total Loan Amount Repayable to the Lender within 30 days of its due date.

2.1.2.	Involuntary Bankruptcy. Any case or proceeding shall be commenced or other action be taken against the Borrower in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing.

2.1.3.	Receivership. Any case or proceeding shall be commenced or other action taken against the Borrower for the appointment of a receiver, custodian or trustee for the Borrower.

2.1.4.	Change of Control. Change of control of the Borrower not approved by the lender.

3.	Miscellaneous.

3.1.	Notices. Any communications between the Parties or notices provided herein are to be given by (i) certified or registered mail, postage prepaid, (ii) electronic mail, (iii) facsimile or (iv) personal delivery, to such addresses as either Party may indicate to the other in writing.

3.2.	Successors. This Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns, provided that the Borrower shall not assign this Agreement or any of the rights or obligations of the Borrower hereunder without the prior written consent of the Lender.

3.3.	Waiver. No delay or omission by the Lender to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any waiver, consent or approval under this Agreement must be in writing.

3.4.	Governing Law. This Agreement and any instrument or agreement required hereunder is governed by and construed in accordance with the laws of the State of Israel excluding that body of law pertaining to conflict of law. The Parties unconditionally submit to the non- exclusive jurisdiction of the competent courts of Tel Aviv- Yaffo and courts of appeal from them with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement. The Parties will not object to the exercise of jurisdiction by those courts on any basis.

3.5.	Severability. The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair or enforceability of the remaining provisions of this Agreement.

3.6.	Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the Effective Date by their duly authorized officers:

Yacov Geva	LG Medical Innovation Ltd.
[Lender]	[Borrower]

/s/ Yacov Geva	By:	/s/ Kenneth Melani
	Name:	Kenneth Melani
	Position:	Chairman